EXHIBIT 10.2(A)



                               FIRST AMENDMENT TO

                             HOENIG GROUP INC. 1994
                               STOCK OPTION PLAN








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                               FIRST AMENDMENT TO
                               HOENIG GROUP INC.
                             1994 STOCK OPTION PLAN



         The 1994 Stock Option Plan of Hoenig Group Inc. (the "Plan") is amended as follows, effective as of May 16, 1996:


         1.       Amendment  to Section 1.  Section 1 of the Plan is amended by
                  ------------------------
deleting the definition of "Committee" located therein and replacing it with the following:


         "Committee" means the Compensation and Stock Option Committee of the Board of Directors or other committee established by the Board of Directors from time to time to administer this Plan.


         2.       Amendment  to Section 8.  Subsection  8(a) of the Plan is
                  ------------------------
deleted in its  entirety  and replaced with the following:


         (a)      Director  Options.  In order to  compensate  the  directors
                  -----------------
                  of the Company for their service as such directors, each person serving as a director of the Company and who is not otherwise employed (as of the date of such director's appointment) by the Company or any of its subsidiaries shall be automatically granted, as of the date of such director's appointment (or if such director was appointed prior to the adoption of the First Amendment to the Plan, the date of the adoption of the First Amendment to the
                  Plan), a Non-Qualified Stock Option (a "Director Option") to purchase 10,000 Shares at an exercise price per Share equal to the Fair Market Value of the Shares as of such date. Each Director Option granted pursuant to this Section 8 shall have a term of five years from its grant and shall become exercisable in accordance with the following vesting schedule. On and after the anniversary set forth below of the date of grant of the Director Option, such director shall be entitled to exercise his or her Director Option for such number of Shares underlying such Director Option as is set forth opposite such anniversary:


                           Anniversary of                       Number of
                            Date of Grant                     Underlying Shares
                           --------------                     -----------------
                               First                               4,000
                              Second                               3,000
                               Third                               3,000


         3.       Amendment  to Section 10.  Subsection  10(b) is amended by
                  -------------------------
inserting  the  following at the end thereof:


         Notwithstanding the foregoing, for the purposes of subsection (i) only, the definition of "person" shall not include any beneficial holder of more than 5% of the Common Stock as of December 31, 1995, or any person, trust or entity which is a successor by will or by the laws of descent and distribution to any such holder or any combination of such holders or group of such holders (including, without limitation, any such person or persons acting as a partnership, limited partnership, syndicate or other group whether formally organized or not).